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                                                                        Ex 10.12


                       PREFERRED STOCK PURCHASE AGREEMENT


         PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of May 14, 1999, by and between SoftCom, Inc., a Delaware corporation ("Seller") and each purchaser executing a signature page hereto (collectively, the "Buyers", and each individually a "Buyer").


                                  WITNESSETH:

         WHEREAS, Seller desires to sell to Buyers, and the Buyers desire to purchase from Seller, the number of shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock") set forth under each such Buyer's name on a signature page hereto (the "Shares"), subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:

         1.       Terms of Acquisition.

         1.1 Stock Purchase. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), each Buyer shall purchase from Seller, and Seller shall sell, convey and deliver to each Buyer, the Shares, free and clear of any and all charges, liens, claims, security interests, adverse interests, pledges and encumbrances. The certificates evidencing the Shares shall be delivered at the Closing (as hereinafter defined) by Seller to each Buyer. Seller's agreement with each of the Buyers is a separate agreement, and the sale of Shares to each Buyer is a separate sale notwithstanding the fact that the terms of such sales are contained in one agreement.

         1.2 Purchase Price. As the purchase price for the Shares, each Buyer shall pay to Seller, at the Closing, the aggregate sum set forth under each such Buyer's name on a signature page hereto (the "Purchase Price"). Such amount shall be payable by check, wire transfer or delivery of other immediately available funds.

         1.3 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, New York, New York 10020, on such dates as funds for the Shares are received from each Buyer or at such other time and place as Seller and Buyers shall mutually agree (the "Closing Date"). At each Closing, upon payment of the Purchase Price by a Buyer, Seller shall deliver to such Buyer a certificate representing the amount of Shares purchased by such Buyer.
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     1.4  Subsequent Sale of Preferred Stock. At any time on or before May 19,
1999, Seller may sell up to an aggregate of 5,769,231 shares of Preferred Stock (including shares sold on the date hereof) to new investors in Seller (each a "New Investor"). In addition, the sale of up to an additional 641,026 shares of Preferred Stock may be made after May 18, 1999 to an additional investor (also referred to herein as a "New Investor"), subject to the limitation provided in the second sentence of Section 7 below. All sales described herein shall be made on the terms and conditions set forth in this Agreement, and each New Investor shall execute and deliver a counterpart of this Agreement. All shares of Preferred Stock sold pursuant to this Section 1.4 shall be deemed to be "Shares" for all purposes under this Agreement, and each New Investor, upon consummation of the purchase of such Shares, shall be deemed to be a "Buyer" for all purposes under this Agreement.

     2.   Representations and Warranties.

     2.1 Representations and Warranties of Seller. Seller hereby represents, warrants, and covenants to the Buyers as follows:

          (a) Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to carry on its business as now being conducted and presently proposed to be conducted.

          (b) Requisite Power and Authorization. Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action of Seller required for the execution, delivery and performance of this Agreement has been duly taken. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights in general and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

          (c) No Conflicts. The execution, delivery and performance of this Agreement will not (i) conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation (the "Certificate") or By-laws of Seller, or any agreement or other obligation to which Seller is a party or by which Seller or any of its assets are bound, or any judgment, decree, order, writ, injunction, determination or award of any court or other governmental agency, instrumentality or body applicable to Seller, or (ii) violate any law, rule or regulation applicable to Seller or its property.

          (d) No Consents. No consent, authorization, approval of, or order of any governmental agency or court or any other person or entity is required in connection with Seller's execution and delivery and performance of this Agreement.

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          (e)  Qualification. Except as set forth on Schedule 2.1(e) attached hereto, Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its Condition (as defined below).

          (f) Capitalization. The capital stock of Seller, as authorized by the Certificate, will consist of: (i) 33,000,000 shares of Common Stock, 10,000,000 shares of which will be issued and outstanding and 6,615,384 shares of which will be reserved for issuance upon conversion of the Shares and the conversion of shares issued upon exercise of the Warrants described in Section 4 below (the "Warrants") (the shares issued upon conversion of the Shares, upon exercise of the Warrants or upon conversion of shares issued upon exercise of the Warrants are sometimes hereinafter referred to, collectively, as "Conversion Shares"); and (ii) 7,000,000 shares of preferred stock, par value $0.01 per share of Seller, of which 6,800,000 shares shall have been designated a Preferred Stock. The rights, privileges and preferences of the Common Stock and Preferred Stock are as stated in the Certificate and the Certificate of Designations relating to the Preferred Stock, true and complete copies of which are attached hereto as Exhibit A. Except as specifically set forth on Schedule 2.1(e) hereto, and except for options to purchase up to 6,910,830 shares of Common Stock pursuant to outstanding stock options, as of the Closing, Seller will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and, except for the preemptive rights contained in the Certificate, no person or entity will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Seller; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose (other than an aggregate of 6,910,832 shares of Common Stock reserved for issuance upon exercise of options issued or issuable pursuant to the Company's existing stock options or stock option or incentive plans); or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the immediately preceding clause (i). No outstanding options, warrants or other security directly or indirectly exercisable for or convertible into any class or series of Seller's capital stock require anti-dilution adjustments by reason of the transactions contemplated by this Agreement. All of the issued and outstanding shares of Common Stock have been duly and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. All of the shares of Preferred Stock and Conversion Shares, when issued,
(i) will be duly and validly issued, fully paid and nonassessable, (ii) except as set forth in the Shareholders Agreement in the form of Exhibit D hereto (the "Shareholders Agreement"), and except for certain Preferred Stock subject to irrevocable proxies, will be free of any liens or encumbrances of any kind, and
(iii) will be issued in compliance with all applicable federal and state securities laws. To the best knowledge of Seller, there are no agreements among Seller's stockholders with respect to the voting or transfer of Seller's capital stock, other than the agreements regarding voting and transfer contained in the Shareholders Agreement. Schedule 2.1(e) sets forth a complete and correct list of the name of each holder of Seller's stock, options or other securities and the number of shares, options or other securities (and type, class and series of capital stock owned by such stock, option or other security holder (and exercise price, if applicable)). In addition Seller has agreed to issue warrants to purchase 205,128 Shares of Preferred Stock to PS Capital Ventures, LP. Prior to consummation of the transactions contemplated hereby, Seller shall amend its Certificate of Incorporation and Certificate of Designations related to the Preferred Stock to increase its authorized shares of preferred stock and the authorized Series A Preferred Stock to be 7,500,000 shares.



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     (g)  Subsidiaries. Seller does not presently own or control, directly or indirectly, any interest in any partnership, corporation or other business entity.

     (h) Financial Information. To the extent Seller has previously provided to a Buyer its unaudited balance sheet as of December 31, 1998, and the related unaudited statements of operations, stockholders' equity and cash flows for the year then ended (the "Financials") such Financials are complete and correct in all material respects; are in accordance with the books of account, ledgers and records of Seller; have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (subject to ordinary year-end adjustments not individually, or in the aggregate, material to the Condition of the Company); and present fairly the consolidated financial position, results of operations and cash flows of Seller as of the respective dates thereof. Except as reflected in the Financials, the Seller does not have as of the Closing any obligation or liability, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Financials, which liabilities are not, individually or in the aggregate, material to the Condition of Seller, and (ii) obligations and liabilities which, individually or in the aggregate, are not material to the Condition of Seller and are not required under GAAP to be reflected in the Financials.

     (i) Certain Changes or Events. Since December 31, 1998, the business of Seller has been operated only in the ordinary course, consistent with past practice, and in addition to, and not in limitation of the foregoing: (i) there has not been any significant adverse change in the business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects (collectively, "Condition") of Seller, except for changes in the ordinary course of business consistent with past practice which have not been, in the aggregate, materially adverse to Seller; (ii) there has been no change of laws, rules or regulations applicable to Seller, or revocation or change in any contract, permit or right to do business, and no other event or occurrence of any character which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of Seller; (iii) Seller has not authorized or made any distributions, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has Seller redeemed, purchased or otherwise acquired, any of its capital stock or other equity interests; (iv) except as set forth on Schedule 2.1(i) attached hereto, there has been no material change in any compensation, arrangement or agreement with any employee, director, stockholder or Affiliate (as defined below); and (v) there has been no agreement or commitment by Seller to do or perform any of the acts described in this Section 2.1(i). "Affiliate" of a specified person or entity shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

     (j) Title to Assets. Seller has good title to all of its assets and properties, free and clear of any liens or encumbrances of any kind, except for such liens and encumbrances which arise in the ordinary course of business and do not materially impair Seller's use or ownership of such assets. With respect to any assets or properties it leases, Seller holds a valid and subsisting leasehold interest therein, free and clear of any liens or encumbrances of any kind, and is in compliance, in all material respects, with the terms of the applicable lease.

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                    (k)  Contracts.  Seller is not a party to, nor is its assets or properties bound by, or subject to, any contracts, agreements, notes, instruments, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") of the following types, except for those listed in Schedule 2.1(k) attached hereto:

                              any Contract pursuant to which Seller, or another
party thereto, is obligated to pay in excess of twenty-five thousand dollars ($25,000) in any twelve-month period;

                              any Contract pursuant to which Seller acquired
the right to use any Intellectual Property (defined below) or information that is material to or necessary in the business of Seller, or pursuant to which Seller has granted to others the right to use, or which otherwise relates to, its Intellectual Property;

                              any Contract (other than advances of expenses to
employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;
                              any Contract between Seller, on the one hand, and
any of its officers, directors, employees or persons or entities that beneficially own in excess of 1.0% of the outstanding equity interest of Seller, or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other;

                              any deferred compensation agreements, bonus,
pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of Seller;

                              any Contract with any labor union affecting
employees of Seller;
                              any Contract which restricts Seller from freely
engaging in business or competing anywhere; or

                              any Contract which otherwise is material to the
Condition of Seller.

          All of such Contracts are in full force and effect and constitute legal, valid and binding obligations of Seller and, to the best knowledge of Seller, the other parties thereto; the Seller and, to the best knowledge of Seller, each other party thereto, has performed in all material respects all obligations required to be performed by it under such Contracts.


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
          (l) Intellectual Property. Seller has sufficient title, ownership or other rights in all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (the "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others known to Seller. Except as set forth on Schedule 2.1(l) attached hereto, there are no outstanding option, license or agreement of any kind relating to the foregoing, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Seller has not received any communications alleging that Seller has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is Seller aware of any such violations. To Seller's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of Seller or that would conflict with Seller's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the consummation of the transactions contemplated hereby, nor the carrying on of Seller's business by the employees of Seller, nor the conduct of Seller's business as proposed, will, to Seller's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Seller does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Seller.

          (m) Insurance. Seller has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Seller also has in full force and effect comprehensive general liability insurance providing coverage in such amounts as are customary for responsible companies engaged in the same or similar business.

          (n) Litigation. There is no action, suit, proceeding, investigation or governmental approval process pending or, to the knowledge of Seller, threatened against Seller or affecting any of the properties or assets of Seller which individually or in the aggregate could have a material adverse effect on the Condition of Seller, nor is Seller aware of any basis for any such action. Neither Seller nor any of its assets or properties, nor, to Seller's knowledge, in connection with its business, any stockholder, director, officer or employee of Seller, is subject to any action, order, judgment, writ, injunction, decree, ruling or decision of any governmental authority which is material to the Condition of Seller. There is no action or suit by Seller currently pending or which Seller intends to initiate which is material to the Condition of Seller.

          (o) Compliance with Laws; Permits. Seller has not violated or failed to comply with, in any material respect, any statute, law, ordinance, rule, regulation or policy to which it or any of its properties or assets is subject. Seller has all permits, licenses, orders, certificates, authorizations and approvals that are material to the conduct of its business as presently conducted and as proposed to be conducted and is not in violation thereof; all such permits, licenses, orders, certificates, authorizations and approvals are, and as of the Closing will be, in full force and effect.


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
          (p) Taxes. Seller has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Seller has paid all taxes and other assessments due. The provision for taxes of Seller as shown in the Financials is adequate for taxes due or accrued as of the date thereof.

          (q) Registration Rights. Except as otherwise provided in this Agreement, no person or entity has, and as of the Closing no person or entity will have, demand, "piggy-back," or other rights to cause Seller to file any registration statement under the Securities Act of 1933, as amended, relating to any securities of Seller or to participate in any such registration statement.

          (r) No Brokers or Finders. Except for certain options issuable to David Mitchell to purchase up to 510,832 shares in his capacity as an advisor to Seller, Seller has not entered into any agreement pursuant to which Seller or any Buyer will be liable, as a result of the transactions contemplated by this Agreement or the transactions contemplated hereby, for any claim of any person or entity for any commission, fee or other compensation as finder or broker.

          (s) Employee Confidentiality Agreements/Highly-Compensated Employees. Each employee and officer of Seller has executed an agreement protecting Seller's confidential and proprietary information in customary form. No employee or officer of Seller has received compensation, or is currently compensated at a rate, in excess of $150,000 per annum.

          (t) Disclosure. In connection with the purchase of the Shares by the Buyers as contemplated hereby, Seller has disclosed to the Buyers all material facts and information known to Seller concerning Seller, its Condition and the Shares, and has not in any of the representations or warranties contained in this Agreement made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained in such representations and warranties not misleading.

          (u) ERISA. Except as set forth in Schedule 2.1(u) attached hereto, Seller does not maintain (nor has it ever maintained) nor does it have (nor has it ever had) any obligation under any employee benefit plan, program or policy, whether written or unwritten, including without limitation an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     2.2 Representations and Warranties of the Buyers. Each Buyer hereby severally, and not jointly, represents, warrants and covenants to Sellers as follows, provided, that nothing contained in this Section 2.2 shall in any respect limit or modify the representations and warranties of Seller in Section
2.1 or the right of each Buyer to rely thereon:

     (a) Requisite Power and Authorization. Such Buyer has full power and authority and/or legal capacity to enter into this Agreement and this Agreement constitutes such Buyer's valid and



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binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcement of creditors' rights in general and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

          (b) Purchase Entirely for Own Account. The Shares purchased by such Buyer under this Agreement are being acquired for investment for such Buyer's own account, and not with a view to the resale or distribution of any part thereof in violation of any applicable securities laws. Such Buyer has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares purchased by such Buyer. By executing this Agreement, each Buyer further represents that such Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares in violation of any applicable securities laws.

          (c) Disclosure of Information. Each Buyer has reviewed the Certificate of Designation of Seller attached hereto as Exhibit A which sets forth the rights of the Preferred Stock. Each Buyer believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

          (d) Investment Experience. Each Buyer is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, the Buyer represents it has not been organized for the purpose of acquiring the Shares.

          (e) Restricted Securities. Each Buyer understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Buyer's representations as expressed herein. Each Buyer understands that the Shares are "restricted securities" under applicable Federal and state securities laws and that, pursuant to these laws, each Buyer must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Buyer acknowledges that, except as set forth herein, Seller has no obligation to register or qualify the Shares for resale. Each Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and on requirements relating to Seller which are outside of such Buyer's control, and which Seller is under no obligation and may not be able to satisfy. In this connection, each Buyer represents that it is familiar with Securities and Exchange Commission Rule 144 ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby.

          (f) Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:


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      (i) "These securities have not been registered under the Securities Act of
1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with the respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     (ii) "The Shares evidenced hereby are subject to a Shareholders Agreement (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of said Shareholders Agreement."

      (g) Accredited Investor. Each Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

       3. Conditions Precedent.

          (a) Conditions to Seller's Obligation. The obligation of Seller to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Seller in writing:

               (i) Representation and Warranties. The representations and warranties of each Buyer purchasing at the Closing contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

               (ii) Purchase Price. Each of the Buyers purchasing at the Closing shall have delivered to Seller such Buyer's respective portion of the Purchase Price.

               (iii) Minimum Sales. Buyers shall have purchased Shares having an aggregate minimum purchase price of at least $1,000,000.

               (iv) Shareholders Agreement. The Shareholders Agreement, substantially in the form attached hereto as Exhibit D, shall have been executed by Seller and each of the Buyers.

          (b) Conditions to the Buyer's Obligation. The obligation of each Buyer to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by such Buyer in writing:


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
            (i) Representations and Warranties. The representations and warranties of Seller shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties have been made on and as of the Closing Date.

           (ii) Share Certificates. Each Buyer purchasing at the Closing shall have received from Seller stock certificates evidencing the Shares purchased by such Buyer.

          (iii) Certificate of Designation. The Certificate of Designation, substantially in the form attached hereto as Exhibit A, shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

           (iv) Stock Split. Seller shall have consummated a 100:1 split of its currently outstanding common stock.

            (v) Founder's Note. Seller and Kevin O'Brien shall have executed the Founder's Note, substantially in the form attached hereto as Exhibit B.

           (vi) Deferred Compensation Subordination Agreement. The Deferred Compensation Subordination Agreement, substantially in the form attached hereto as Exhibits C-1 and C-2, shall have been fully executed by all signatories thereto.

          (vii) Shareholders Agreement. The Shareholders Agreement, substantially in the form attached hereto as Exhibit D, shall have been executed by Seller and each of the Buyers.

         (viii) Founder Non-Compete Agreement. Chris O'Brien and Kevin O'Brien shall have each entered a Founder Non-Compete Agreement, substantially in the form attached hereto as Exhibit E.

           (ix) By-laws. Seller's By-laws shall have been amended substantially in the form attached hereto as Exhibit F, to require a supermajority vote by Seller's Board of Directors on certain corporate governance issues.

            (x) Minimum Sales. Buyers shall have purchased Shares having an aggregate minimum purchase price of at least $1,000,000.

           (xi) Legal Opinion. Buyers shall have received a legal opinion in form and substance satisfactory to the Buyers.


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
          4. Warrants. Seller shall issue warrants to purchase Preferred Stock to each Buyer ("Threshold Buyer") purchasing $800,000 or more in Preferred Stock. The number of shares which such warrants shall entitle each such Buyer to purchase shall equal fifteen (15%) percent of the number of shares of Preferred Stock purchased by such Buyer. Seller shall also issue warrants to purchase Preferred Stock to each group of Buyers (other than any Threshold Buyers) purchasing $800,000 or more in Preferred Stock. The number of shares which such warrants shall entitle such group of buyers to purchase shall equal five (5%) percent of the number of shares of Preferred Stock purchased by such group. Such warrants shall otherwise contain the terms and conditions set forth in the Preferred Stock Purchase Warrant attached hereto as Exhibit G.

          5.   Intentionally omitted.

          6. Registration Rights. Each Buyer will have the following registration rights with respect to Shares purchased hereunder:

               (a) If during any time any Buyer owns any Shares, Seller shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, it shall send to each Buyer written notice of such determination and, if within twenty (20) days after receipt of such notice, any Buyer shall so request in writing, Seller shall include in such registration statement all of the Shares held by such Buyer, and requested to be registered by such Buyer. Notwithstanding the foregoing, in the event that any registration shall be in whole or in part an underwritten offering, the number of registrable securities to be included in such an underwriting may be reduced (pro rata among the Buyers and the holders of the other registrable securities requested to be registered by each of them) if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would reduce the number of registrable securities to be offered by Seller. Nothing herein shall be construed so as to require Seller, in connection with any proposed offering, to engage the services of an underwriter, as, for example, if Seller shall file a registration statement under Rule 415 of the Securities Act without the services or engagement of any underwriter. This "piggy-back" registration right shall not apply to an offering of equity securities on Forms S-4 or S-8 (or their then equivalents) relating to securities to be issued solely in connection with an acquisition of any entity or business or securities issuable in connection with a stock option or other employee benefit plan. At such time of any registration each Buyer and Seller shall enter into customary reciprocal indemnification provisions with respect to such registration; provided, that in no event shall any Buyer be obligated to indemnify Seller for any amount in excess of the proceeds received by such Buyer in such offering.

               (b) If and to the extent Seller grants registration rights to any group of investors in the future that are more favorable to such investors than the registration rights granted to Buyers hereunder, the Buyers hereunder shall be entitled to such registration rights granted to such investors on a pari passu basis.

          7. Maximum Sales. Subject to the next succeeding sentence, Seller shall not sell Shares having an aggressive purchase price in excess of $2,250,000. Notwithstanding the immediately preceding sentence, Seller shall be permitted to sell additional Shares having an aggregate purchase price of $250,000 (for a total maximum or $2,500,000) with the unanimous consent of Seller's board of directors (as such board of directors is constituted as set forth in the Shareholders Agreement).

     8. Financial Information. Seller shall within forty-five (45) days after the end of each financial quarter provide its members of the board of directors with quarterly unaudited financial statements including (a) an unaudited balance sheet as of the last day of such quarter, (b) an unaudited statement of income for such quarter and (c) a cash flow statement for such quarter. In addition, Seller shall provide each Buyer on a current basis copies of financial statements or other financial information that it provides to any other of its stockholders.

     9.   Miscellaneous Provisions.

          (a) Amendments. This Agreement may be amended or modified but only by a written instrument executed by all of the parties hereto.

          (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

          (c) Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed therein.

          (d) Survival of Representations. The parties hereto agree that the representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

          (e) Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (g) Severability. If any provision or party thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, such declaration shall not affect the remainder of the provision or the other provisions and each shall remain in full force and effect.

          (h) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect or limit the meaning or interpretation of this Agreement.

     (i) Expenses. Each party hereto shall bear its own expenses incurred in connection with the consummation of the transactions contemplated in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Preferred Stock Purchase Agreement as of the day and year first above written.

                                    SELLER:
                                    SOFTCOM, INC.

                                    By: /s/Chris O'Brien
                                        --------------------------
                                    Name: Chris O'Brien
                                    Title: Chief Executive Officer

                                     BUYER:
                                     SCREAMINGMEDIA NET, INC.

                                     By: /s/ Alan Ellman
                                         -------------------------
                                     Name:  Alan Ellman
                                     Title: President



384,615                        $.39                         $150,000
Number of Shares purchased  x  purchase price per share  =  Aggregate purchase price

                                                                       EXHIBIT A


                           Certificate of Designation

                                                                       EXHIBIT A

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                                  SOFTCOM, INC.

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE



                  The undersigned, being a duly elected officer of SoftCom, Inc., a Delaware corporation (the "Corporation"), for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  1. The name of the Corporation is SoftCom, Inc.

                  2. The Corporation's Certificate of Incorporation was filed with the Secretary of State on May 11, 1994, and was previously amended on June 25, 1997.

                  3. The Board of Directors of the Corporation deems it advisable to further amend such Certificate of Incorporation as permitted by
Section 242 of the General Corporation Law of the State of Delaware as set forth below.

                  4. The Fourth Article of the Corporation's Certificate of Incorporation is hereby amended by deleting such article in its entirety and substituting in lieu thereof the following:

                  The aggregate number of shares which the Corporation shall have authority to issue is 40,000,000, divided into 33,000,000 shares of common stock, $.001 par value and 7,000,000 shares of preferred stock, $.001 par value.

                  The Board of Directors shall be authorized, subject to limitations prescribed by law and the provisions of this Fourth Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h) Any other relative rights, preferences and limitations of that series.

                  As of May 14, 1999 (the "Effective Time"), each share of Common Stock issued and outstanding as of the close of business on May 13, 1999 shall automatically be changed and converted, without any action on the part of the holder thereof, into 100 shares of Common Stock, par value $.001 per share, for each 1 share of Common Stock, no par value, held of record by such holder.

                  5. The Seventh Article of the Corporation's Certificate of Incorporation is hereby amended by adding immediately after the words "To make, alter or repeal the by-laws of the Corporation" the following:

         ; provided, that, any provision of the by-laws that requires or provides for approval of a matter by greater than a simple majority vote of the board of directors shall only be amended, altered or repealed by a vote of the board of directors equal to such specified super majority.

                  6. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in
Section 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said SoftCom, Inc. has caused this certificate to be signed, under penalties of perjury, by Chris O'Brien, its Chief Executive Officer, this l4th day of May, 1999.



                                               SOFTCOM, INC.



                                               -------------------------------
                                               Name:  Chris O'Brien
                                               Title:  Chief Executive Officer

                                                                       EXHIBIT A



                           CERTIFICATE OF DESIGNATIONS
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                           (Par Value $.001 Per Share)

                                       OF

                                  SOFTCOM, INC.

                               -------------------

                    Pursuant to Section 151 of Title 8 of the
                     General Corporation Law of the State of
                                    Delaware

                  The undersigned duly authorized officer of SoftCom, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company, by unanimous written consent, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on May 13, 1999:

                  RESOLVED that, pursuant to the authority conferred upon the Board of Directors by the Company's Certificate of Incorporation, the Board of Directors hereby provides for the issuance of a series of Series A Convertible Preferred Stock, par value $.001 per share of the Company (the "Preferred Stock"), to consist of 6,800,000 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such Preferred Stock, in addition to those set forth in the Certificate of Incorporation that are applicable to the Preferred Stock, as follows:


                                    SECTION 1

                              DESIGNATION AND RANK

                  1.1 Designation. This resolution shall provide for a single series of Preferred Stock, the designation of which shall be "Series A Convertible Preferred Stock", par value $.001 per share (sometimes referred to herein as the "Preferred Stock"). The number of authorized shares constituting the Preferred Stock is 6,800,000. The Preferred Stock will have a liquidation preference as determined in Section 3.1 below.

                  1.2 Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Preferred Stock shall be senior to the common stock of the Company, no par value per share (the "Common Stock") and to all other series and classes of stock of the Company, whether such series and classes are now existing or are created in the future.


                                    SECTION 2

                                 DIVIDEND RIGHTS

                  2.1 Dividends or Distributions. The holders of Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Company. No dividends or distributions, in cash, securities or other property (except dividends of Common Stock to holders of Common Stock) shall be declared or paid or set apart for payment on any class or series of stock, unless such dividend or distribution is likewise declared, paid or set apart for payment on the Preferred Stock (a) in an amount equal to the dividend or distribution that would be payable if the Preferred Stock were converted into Common Stock on the date of payment, declaration or distribution, if the dividend or distribution is on Common Stock or (b) at a rate proportionate to the relative stated values of the Preferred Stock and the recipient class or series of stock, if the recipient class or series is other than Common Stock.


                                    SECTION 3

                               LIQUIDATION RIGHTS

                  3.1 Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, winding up of affairs of the Company or other similar event, or in the event of a sale of all or substantially all of the assets of the Company, or a merger of the Company in which the holders of the Company's securities immediately prior to such merger transaction hold less than fifty percent (50%) of the securities of the surviving, continuing or purchasing entity immediately after such merger transaction (each, a "Liquidity Event"), before any distribution is made on any other class of stock of the Company, the holders of shares of Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its shareholders, an amount per share (the "Liquidation Amount") equal to (a) if the Fair Market Value of the Company is less than $7,000,000, the greater of (i) the Face Value for such share of Preferred Stock plus the Liquidation Yield or (ii) the proportionate amount that would be received for such shares as a result of a conversion of such shares into Common Stock immediately prior to such Liquidity Event or (b) if the Fair Market Value of the Company is equal to or greater than $7,000,000, the greater of (i) the Face Value of such share or (ii) the proportionate amount that would be received for such shares as a result of a conversion of such shares into Common Stock immediately prior to such Liquidity Event; provided, that if the Liquidity Event is a merger in which holders of the Company's securities receive securities in another entity, the holders of shares of Preferred Stock shall receive securities of the other entity equal in value to the Liquidation Amount as calculated above. For purposes hereof, (A) "Face Value" shall mean $.39 per share, (B) "Liquidation Yield" shall mean the amount which would be earned on a share of Preferred Stock if such share bore interest on its Face Value plus 8% from the date of issuance to the date of payment of such Face Value pursuant to this Section 3.1. and (C) "Fair Market Value" shall mean (i) if such Liquidity Event results from a sale of all or substantially all of the assets of the Company, the sum of (x) the net proceeds received by the Company, (y) the total liabilities of the Company assumed by the transferee of such assets and (z) the fair market value of remaining assets of the Company, as determined, in good faith, by the Board of Directors and (ii) in all other events, as determined, in good faith, by the Board of Directors.

                  3.2 Pro Rata Distribution. If, upon distribution of the Company's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Company to be distributed among the holders of shares of the Preferred Stock are insufficient to permit payment in full of the Liquidation Amount to such holders, then the entire net assets of the Corporation shall be distributed among the holders of shares of the Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined, in good faith, by the Board of Directors), or both, at the election of the Board of Directors; provided, that all available cash will first be applied to pay the Liquidation Amount.

                  3.3 Priority. All of the preferential amounts to be paid to the holders of the Preferred Stock as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to, the holders of the Common Stock or any other class or series of stock of the Company.


                                    SECTION 4

                                CONVERSION RIGHTS

                  4.1 Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                      (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Face Value by the "Conversion Price" at the time in effect for such share. The initial Conversion Price per share for shares of Preferred Stock shall be the Face Value; provided, however, that such Conversion Price shall be subject to adjustment as provided herein; or

                      (b) Automatic Conversion. Each share of Preferred Stock automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Company of not less than ten million dollars ($10,000,000).

                  4.2 Adjustments. The Conversion Price of the Preferred Stock as described in Section 4.1 above shall be adjusted from time to time as follows:

                      (a) In case the Company shall at any time or from time to time declare or pay any dividend on its Common Stock payable in its Common Stock (or other securities directly or indirectly exercisable for Common Stock (hereinafter referred to as "Common Stock Equivalents")) or effect a subdivision or split of the outstanding shares of its Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock into which each share of Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (ii) a fraction, the numerator of which is the sum of (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event plus (B) the number of shares of Common Stock and/or Common Stock Equivalents which such holder would have been entitled to receive in connection with the occurrence of such event had such share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (a) shall become effective (1) in the case of any such dividend, immediately on the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (2) in the case of any such stock split or subdivision, at the time at which such corporate action becomes effective.

                      (b) In case the Company at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reclassification, reverse stock split or otherwise, then, and in each such case, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock into which each share of Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (ii) a fraction, the numerator of which is the number of shares which the holder would have owned after giving effect to such event had such share been converted immediately prior to the occurrence of such event and the denominator of which is the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (b) shall become effective at the time at which such corporate action becomes effective.

                      (c) In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, or combination of shares or any other event described in sections (a) or (b) above) the holders of the Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to the reclassification or recapitalization, upon conversion of the Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Preferred Stock. An adjustment made pursuant to this subparagraph (c) shall become effective at the time at which such reclassification or recapitalization becomes effective.

                      (d) In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in sections (a) through (c) above, the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

                  4.3 Procedures for Conversion.

                      (a) The holder of any shares of Preferred Stock must, upon conversion of such Preferred Stock in accordance with this Section 4, surrender certificates representing the Preferred Stock to the Company, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of the Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which certificates representing the Preferred Stock shall have been surrendered to the Company.

                      (b) In connection with the conversion of any shares of Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in respect of such fractional interest in an amount equal to the product of the initial sales price of Preferred Stock and such fractional interest.

                      (c) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Preferred Stock.

                  4.4 Notices of Record Date. In the event that the Company shall propose at any time: (a) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (c) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Preferred Stock:

                      (i) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (b) and
                  (c) in Section 4.4 above; and

                      (ii) in the case of the matters referred to in Section 4.4
                  (b) and (c) above, written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.


                                    SECTION 5

                                  VOTING RIGHTS

                  5.1 General. In addition to the special voting rights set forth in Section 5.2 hereof, the holders of shares of Preferred Stock shall vote together with the holders of shares of Common Stock as a single class on all matters to be voted on by the stockholders of the Corporation, except as otherwise required under the General Corporation Law of the State of Delaware. With respect to any such vote, each holder of Preferred Stock shall be entitled to the number of votes that such holder would have if the Preferred Stock held by such holder were converted into Common Stock in accordance with Section 4 above on the record date for determination of holders of Common Stock entitled to participate in such vote.

                  5.2 Stockholder Approvals. So long as any shares of the Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or the Certificate of Incorporation and in addition to any other vote required by law, without the prior consent of the majority of the outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, the Company will not:

                      (a) authorize, designate or issue equity securities (or
                  any equity or debt securities convertible into equity securities) ranking senior to or on a parity with the Preferred Stock in respect of dividends, distributions or rights upon liquidation;

                      (b) authorize or effect any reclassification of any
                  securities (or securities convertible into other securities) into equity securities of the Company ranking senior to or on a parity with the Preferred Stock in respect of dividends, distributions or right upon liquidation;

                      (c) amend, alter or repeal, this Certificate of
                  Designation, the Certificate of Incorporation or the Bylaws of the Corporation in any manner so as to adversely affect the respective relative rights, privileges and preferences of the Preferred Stock, or to increase the number of authorized shares of Preferred Stock;

                      (d) effect any liquidation, dissolution or
                  recapitalization of the Company;

                      (e) declare or pay any dividend on (including a dividend
                  payable in stock of the Company), make any other distribution with respect to, or repurchase, any stock of the Company (or any other securities that are convertible into or exercisable for such stock);

                      (f) effect any merger or consolidation of the Company with or into any other corporation or other entity; or sell, lease, convey, exchange or otherwise dispose of, in a single transaction or a series of related transactions, all or substantially all of, or any substantial part of, the assets of the Company; or

                      (g) create or permit to exist any subsidiary of the
                  Company.


                                    SECTION 6

                              PARTICIPATION RIGHTS

                  6.1 Participation Rights. Before issuing additional shares of capital stock or securities directly or indirectly convertible into or exercisable for capital stock (other than options pursuant to a stock option plan approved by the Company's Board of Directors) (the "Proposed Issuance") the Company shall first offer the holders of the Preferred Stock the right to subscribe to such Proposed Issuance in the following manner:

                      (a) the Company shall give prompt written notice to the
                  holders of the Preferred Stock, stating the amount and the terms and conditions of the Proposed Issuance;

                      (b) For ten (10) calendar days after the receipt of such
                  written notice by the holders of the Preferred Stock, the holders of the Preferred Stock shall have the right to subscribe to purchase such amount of the Proposed Issuance as it requests in writing that will allow such holders of the Preferred Stock to preserve their respective voting and economic percentage in the Company following the Proposed Issuance. Holders of Preferred Stock may purchase such portion of the Proposed Issuance only on the same terms and conditions as such additional shares of stock are sold by the Company to other parties in the Proposed Issuance; and

                      (c) To the extent any holder of Preferred Stock shall not
                  purchase the entire amount of shares to which such holder is entitled to purchase in the Proposed Issuance (the "Refused Shares") then the Company shall give prompt written notice to the other holders of Preferred Stock of the aggregate amount of Refused Shares and for ten (10) calendar days after receipt of such second written notice the other holders of the Preferred Stock shall be entitled to purchase an amount of Refused Shares not to exceed the amount determined by multiplying the aggregate Refused Shares by the quotient of (i) the number of shares of Preferred Stock owned by each such holder after giving effect to any shares purchased in the Proposed Issuance (collectively, the "Aggregate Shares") by (ii) the sum of the Aggregate Shares plus the number of shares held by all holders of the Preferred Stock who exercised rights under clause (a) of this Section 6 (after giving effect to any shares so purchased). This procedure shall be repeated until either no shares remain to be issued to third parties or no holder of Preferred Stock desires to purchase additional shares in the Proposed Issuance.

                      (d) In the event the Company does not consummate the
                  Proposed Issuance (to the extent not purchased by the holders of Preferred Stock) within sixty (60) calendar days of the notice required by Section 6.1 (a) above, the Company shall be required again to comply with this Section 6.1 prior to issuing any shares of capital stock or securities directly or indirectly convertible into or exercisable for capital stock.


                                    SECTION 7

                                  MISCELLANEOUS

                  7.1 Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  7.2 Severabililty of Provisions. If any right, preference or limitation of the Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed, under penalties of perjury, by Chris O'Brien, its Chief Executive Officer.

                                            SOFTCOM, INC.


Dated:  May_, 1999

                                            By:
                                               -----------------------
                                               Name:  Chris O'Brien
                                               Title:  Chief Executive Officer

                                                                       EXHIBIT B


                                 Founder's Note

                                                                       EXHIBIT B

                                  SUBORDINATED
                                 PROMISSORY NOTE

                                                              May __, 1999
$581,905                                                New York, New York

                  The undersigned, SoftCom, Inc. a Delaware corporation (the "Borrower"), hereby acknowledges that it is obligated to pay to Kevin O'Brien (the "Lender") the sum of $581,905 ("Principal"). The Borrower hereby unconditionally promises to pay to the order of the Lender the Principal, together with interest thereon at the rate of eight (8%) percent per annum from the date hereof, payable in thirty-six equal (as nearly as practicable) monthly installments commencing on the earlier to occur of (a) the consummation of the Borrower's next private equity financing (or series of financings) after consummation of the offering of the Borrower's Series A Convertible Preferred Stock on the date hereof which yields aggregate proceeds to the Lender of at least $5,000,000 (the "Equity Financing Trigger Date") or (b) December 31, 2001 (to the extent of any excess cash derived from operations held by Borrower net of reserves for reasonably anticipated needs of the Borrower as determined by Borrower's Board of Directors in accordance with Borrower's By-laws), and, subject to the immediately preceding parenthetical, shall fully repay the amounts evidenced by this Note not later than the numerically corresponding day in the thirty-fifth (35th) month thereafter. In the event that (i) Borrower shall consummate an initial public offering of its securities, merge or consolidate with or into any other entity or sell all or substantially all of its business or assets or (ii) there shall occur any event (or series of related events) as a result of which any person or entity, or group of persons and/or entities (other than members of the O'Brien family) shall have the right to elect a majority of the Board of Directors, whether by agreement, stock ownership or otherwise, the entire Principal shall then become immediately due and payable, together with interest thereon.

                  This Note may be prepaid, at any time without premium or penalty.

                  All payments to be made by the Borrower to the Lender hereunder shall be made, without set-off or counterclaim, in lawful money of the United States of America and in immediately available funds to the Lender at 200 Middlesex Essex Turnpike, Suite 303, Iselin, New Jersey 08830 or at such other place or address of the Lender as the Lender may specify in a written notice to the Borrower.

                  If all or a portion of the Principal of this Note, or any interest payable thereon, shall not be paid when due, whether on a stated repayment date, by acceleration or otherwise, such overdue amount shall bear interest, to the extent permitted by law, at a rate of fifteen (15%) percent per annum from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  The Borrower hereby waives demand, acceptance, presentment and any and all notices required for the enforceability hereof.

                  No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                  The obligations and rights under this Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective permitted successors, endorsees and assigns, except that the Borrower may not assign or transfer its obligations hereunder without the prior written consent of the Lender. The Lender may assign this Note and any rights and obligations it has pursuant to this Note to any third party upon written notice to the Borrower.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  This Note is subordinate, and junior in right of payment, to the obligation of Borrower to pay any liquidation preference that may be required to be paid to holders of the Borrower's Series A Convertible Preferred Stock pursuant to the rights and preferences thereof as set forth in Borrower's certificate of incorporation and all amounts received hereon after (but not before) any such payments shall become due and payable to the holders thereof shall be held in trust for the benefit of such holders and promptly returned to the Borrower.

                                             SOFTCOM, INC.


                                             By:
                                                -----------------------
                                                Title:


AGREED TO AND ACCEPTED:



By:
   ------------------------
   Kevin O'Brien

                                                                     EXHIBIT C-1



            Non-Founder Deferred Compensation Subordination Agreement

                                                                     EXHIBIT C-1


                      DEFERRED COMPENSATION ACKNOWLEDGEMENT


                  The undersigned ___________________________ ("Employee") and
SoftCom, Inc., a Delaware corporation (the "Company"), hereby acknowledge that for employment services rendered to the Company through _________, 199__, the Company owes Employee $________ in deferred compensation. Employee agrees that any deferred compensation due hereunder is subordinate, and junior in right of payment, to the obligation of the Company to pay any liquidation preference that may be required to be paid to holders of the Company's Series A Convertible Preferred Stock pursuant to the rights and preferences thereof as set forth in the Company's certificate of incorporation and all amounts received hereon after (but not before) any such payments shall become due and payable to the holders of such Preferred Stock shall be held in trust for the benefit of such persons and promptly returned to the Company.



SOFTCOM, INC.                                     Employee:


By:
   _____________________________                  _____________________________
         Name:
         Title:

                                                                     EXHIBIT C-2


              Founder Deferred Compensation Subordination Agreement

                                                                     EXHIBIT C-2


                 FOUNDER'S DEFERRED COMPENSATION ACKNOWLEDGEMENT


                  The undersigned ("Employee") and SoftCom, Inc., a Delaware corporation (the "Company"), hereby acknowledge that for employment services rendered to the Company through 199_, the Company owes Employee $________ in deferred compensation. Employee agrees that any deferred compensation due hereunder is subordinate, and junior in right of payment, to the obligation of the Company to pay any liquidation preference that may be required to be paid to holders of the Company's Series A Convertible Preferred Stock pursuant to the rights and preferences thereof as set forth in the Company's certificate of incorporation and all amounts received hereon after (but not before) any such payments shall become due and payable to the holders of such Preferred Stock shall be held in trust for the benefit of such persons and promptly returned to the Company. Employee further agrees that any deferred compensation due hereunder shall be paid only after the earlier to occur of (a) the consummation of the Company's next private equity financing (or series of financings) after consummation of the offering of the Company's Series A Convertible Preferred Stock which yields aggregate proceeds to the Company of at least $5,000,000 or
(b) December 31, 2001 (to the extent of any excess cash derived from operations held by the Company net of reserves for reasonably anticipated needs of the Company as determined by the Company's Board of Directors in accordance with the Company's By-laws).


SOFTCOM, INC.                                        Employee:


By:
   ___________________________                       _________________________
         Name:
         Title:

                                                                       EXHIBIT D


                             Shareholders Agreement

                                                                       EXHIBIT D


                             SHAREHOLDERS AGREEMENT


                  THIS SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of May 14, 1999, by and between SoftCom, Inc., a Delaware corporation (the "Company") and each of the holders of the Company's capital stock and/or rights to acquire capital stock signatories hereto (each a "Shareholder" and collectively, the "Shareholders").

                  WHEREAS, the Shareholders own in the aggregate (a) all of the issued and outstanding shares of the Company's Series A Convertible Preferred Stock, $.001 par value per share (the "Preferred Stock") which they acquired pursuant to that certain Preferred Stock Purchase Agreement, dated as of May 14, 1999, between the Company and the Shareholders (the "Purchase Agreement"), and
(b) all of the issued and outstanding shares of the Company's common stock, par value $.001 per share ("Common Stock");

                  WHEREAS, the term "Shares" shall refer to any and all shares of capital stock of the Company and securities convertible into or exercisable for capital stock of the Company, including without limitation, shares of capital stock of the Company that the Preferred Stock is converted into and for which options and/or warrants may be exercised, whether now owned or subsequently acquired by the Shareholders, however acquired, including without limitation, pursuant to recapitalizations, stock splits and stock dividends; and

                  WHEREAS, the parties hereto desire to make various agreements with respect to the transfer and voting of the Shares.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Restriction on Transfers.

                  1.1 No Shareholder shall sell, assign, exchange, encumber, pledge, transfer, grant an option in respect of, or otherwise dispose of (any of the foregoing being hereinafter referred to as a "Transfer") any Shares in whole or in part (other than a Permitted Transfer (as defined below)) except pursuant to Section 3 hereof.

                  1.2 Any attempted Transfer of Shares by any Shareholder contrary to the provisions of this Agreement shall be null and void. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and shall refuse to recognize any prohibited transferee as one of its stockholders for any purpose, including without limitation for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

                  1.3 For purposes of this Agreement "Permitted Transfer" means any distribution and/or transfer by a Shareholder to (a) a spouse (other than pursuant to any divorce or separation proceeding or settlement), parents, children (natural or otherwise), stepchildren or grandchildren or to a trust for any of their benefit, (b) a corporation or other entity owned or controlled by such Shareholder, (c) any other Shareholder, (d) such Shareholder's stockholders, partners or members, as applicable; provided, that at the request of the Company such Shareholder shall, prior to making such Permitted Transfer, enter into a voting trust or other satisfactory voting arrangement for such shares where such shares shall be voted by a single stockholder, partner or member, as applicable or (e) any other party in a Sale of Control pursuant to
Section 4 hereof, provided, however that prior to such Permitted Transfer, such transferee shall agree in writing to be bound by the obligations imposed on the Shareholder under this Agreement as if such transferee were originally a signatory to this Agreement.

2. Certain Transfers Prohibited. Each of the Shareholders agree that, notwithstanding any provision of this Agreement to the contrary, it will not at any time Transfer or agree to Transfer any Shares to any person or entity (including any stockholders or equityholders of such entity) that to the knowledge of the transferring party is engaged in a business or activity competing with the Company's business as then conducted.

3.       Right of First Refusal.

                  3.1 At any time a Shareholder desires to Transfer (other than a Permitted Transfer), for cash and/or negotiable promissory notes only, all or any part of his or its Shares pursuant to a bona fide written offer (which, upon acceptance by such Shareholder, would constitute a legally binding obligation) from a third party (the "Proposed Transferee"), such Shareholder (the "Selling Shareholder") shall first submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the other Shareholders and the Company on identical terms and conditions, including price, on which the Selling Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Selling Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale and shall include a copy of the written offer with the Proposed Transferee. The Offer shall further state that the other Shareholders and the Company may acquire, in accordance with the provisions of this Agreement, all, but not less than all of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth in the Offer.

                  3.2 Within thirty (30) days following the date on which the Offer is given, the Shareholders may notify the Selling Shareholder that they desire to purchase from the Selling Shareholder, upon the terms and conditions set forth in the Offer, such number of the Offered Shares as shall equal such Shareholder's percentage of the outstanding Shares of the Company (or such other number(s) as any other Shareholders may agree inter se).

                  3.3 The sale of any Offered Shares shall occur forty-five (45) days following the date on which the Offer was first delivered to the other Shareholders (or, if such date shall not be a business day, on the next succeeding business day). Such sale shall be effected by the Selling Shareholder's delivery to the acquiring Shareholders of certificates evidencing the Offered Shares purchased, duly endorsed for transfer, against payment to the Selling Shareholder of the purchase price therefor by such acquiring Shareholders. The Company hereby agrees to reasonably cooperate with the Selling Shareholder to issue new certificates to the acquiring Shareholders in exchange for the Selling Shareholder's certificate.

                  3.4 If the Shareholders do not elect to purchase all of the Offered Shares, then the Company shall have the option to purchase all remaining Offered Shares not so elected to be purchased by the Shareholders on the same terms and conditions as specified in the Offer. Not later than forty-five (45) days following the date on which the Offer was first received, the Company may notify the Selling Shareholder that it desires to purchase from the Selling Shareholders all of the remaining Offered Shares not previously agreed to be purchased by the other Shareholders pursuant to Section 3.2 above. If the Shareholders and the Company do not elect to purchase all of the Offered Shares then the Shareholders and the Company shall have no right to purchase any of the Offered Shares, and the Offered Shares may be sold by the Selling Shareholder at any time within 60 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee and at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If all such Offered Shares are not sold within such 60 day period, any subsequent Transfer of such Offered Shares shall again be subject to the requirements of this Section 3. Any Offered Shares sold or transferred pursuant to this Agreement shall remain subject to this Agreement and any such transferee shall agree in writing to be bound by the obligations imposed upon the Shareholders pursuant to this Agreement as if such transferee were originally a signatory to this Agreement.

                  3.5 The Shareholders' right provided in this Section 3 shall not apply with respect to sales, transfers or exchanges of Shares in conjunction with the sale of the Company to an unaffiliated third party whether by merger, consolidation or sale of stock in a transaction in which all of the Shareholders' Shares are also to be sold or Transferred.

4.       Sale of Control.

                  4.1 Tag-Along. Subject to Section 4.2 below, in the event that at any time a Shareholder or group of Shareholders propose to Transfer, in any transaction or series of related transactions, to a third party, or group which is not a shareholder or consisting primarily of Shareholders, for valuable consideration Shares consisting of a majority of the then outstanding capital stock of the Company and a majority of the then outstanding Shares entitled to vote on any action of the Company (a "Sale of Control"), the Shareholder or group of Shareholders proposing such Sale of Control must first afford the other Shareholders the opportunity to transfer up to their pro rata percentage of all the outstanding Shares to the third party on the same terms and conditions governing such Sale of Control (subject to Section 4.3 below). At least thirty (30) days prior to the scheduled closing of a Sale of Control, the Shareholder or group of Shareholders proposing such Sale of Control shall give written notice to the other Shareholders of the terms and conditions of the Sale of Control. If the other Shareholders desire to transfer to such third party any of the Shares then owned by such other Shareholders pursuant to this tag-along right, such other Shareholders shall, at least fifteen (15) days prior to the scheduled closing of the Sale of Control, give the Shareholder or group of Shareholders proposing such Sale of Control written notice of their desire to so transfer Shares (and setting forth the number of Shares to be transferred) and at the closing of the Sale of Control the other Shareholders shall transfer, and the Shareholder or group of Shareholders proposing such Sale of Control shall take such actions necessary to effectuate such Transfer to the third party such Shares on the same terms and conditions governing the Sale of Control (subject to Section 4.3 below).

                  4.2 Bring Along. In the event that a Shareholder or a group of Shareholders agree to Transfer in a Sale of Control, then the other Shareholders shall, upon the written request of such transferring Shareholder or group of Shareholders, also Transfer to such third party a proportionate number of their Shares on the same terms and conditions pursuant to which such Shareholder or group of Shareholders have transferred their Shares (subject to Section 4.3 below).

                  4.3 Pricing. In the event of a sale of Shares pursuant to this
Section 4, the allocation of the aggregate purchase price (and the determination of the appropriate price per share of each class or series of capital stock) will be determined by valuing the entire Company at the price per share upon which the Sale of Control is proposed (or the aggregate purchase price which has been proposed for the Company, as applicable), and treating the sale as if the Company had sold all of its assets, had the aggregate purchase price available for distribution to its stockholders, and distributed such proceeds in accordance with the terms of the Company's Certificate of Incorporation (including all Certificates of Designations).

5. Voting of Shares. In any and all elections of members of the Company's Board of Directors (whether at a meeting or by written consent in lieu of a meeting), each Shareholder shall vote or cause to be voted (at a meeting or by consent) all Shares owned by him or it or over which he or it has voting control, in accordance with, and shall use his or its best efforts otherwise to elect (a) Kevin O'Brien or such other person as may be designated by him to serve in his stead, or in the event of his death or disability, Chris O'Brien or such other person as may be designated to serve in his stead (b) Chris O'Brien or such other person as may be designated by him to serve in his stead, or in the event of his death or disability, Kevin O'Brien or such other person as may be designated to serve in his stead (c) a nominee of Kevin O'Brien and Chris O'Brien, or in the event of either of their deaths or disability, a nominee of the survivor, (d) a nominee of Kevin O'Brien and Chris O'Brien, reasonably acceptable to the holders of a majority of all preferred stock of any series issued by the Company, to serve as an independent member of the Board, or in the event of either of their deaths or disability, a nominee of the survivor reasonably acceptable to the holders of a majority of all preferred stock of any series issued by the Company, (e) one nominee of the holders of a majority of all preferred stock of any series issued by the Company, reasonably acceptable to Kevin O'Brien or Chris O'Brien, or in the event of either of their deaths or disability the survivor, to serve as an independent member of the board, (f) one nominee of PS Capital Ventures, LP and
(g) one nominee of Mitchell & Co., Ltd. Notwithstanding any provision of the By-laws to the contrary, any Shareholder(s) entitled to designate a person to serve as a member of the Board may remove such person, with or without cause and the other Shareholders agree to cooperate as may be necessary to effect such removal.

                  Following the consummation of the sale of the Preferred Stock the Shareholders agree that the board shall consist of the following members:
Chris O'Brien, Kevin O'Brien, Mark Lieberman (as nominee pursuant to (d) above), David Mitchell (as nominee pursuant to (g) above), Jay Chiat (as nominee pursuant to (e) above), Gerry Byrne (as nominee pursuant to (c) above), and Daniel Burstein (as nominee pursuant to (f) above).

6. Termination. This Agreement shall terminate in its entirety (a) on the closing of the Company's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of capital stock for the account of the Company to the public with net proceeds to the Company of not less than $10,000,000, (b) upon the consummation of a Sale of Control pursuant to Section 4 hereof or (c) upon the vote of a majority of the holders of shares of Common Stock and Preferred Stock each voting as a separate class.

7. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked.

8. Restrictive Legend. So long as any Shares are subject to the provisions hereof, all certificates representing Shares owned or hereafter acquired by any Shareholder or any transferee thereof bound by this Agreement shall bear the following legend:

                  (i) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with the respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  (ii) "The Shares evidenced hereby are subject to a Shareholders Agreement (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of said Shareholders Agreement."

9. Amendment to By-Laws. Article IX of the Company's By-laws shall only be amended or repealed by the stockholders of the Company upon the vote of (i) a majority of the outstanding Common Stock and (ii) holders of 66 2/3% of the Preferred Stock; provided, however, that the

Shareholders hereby consent to all such amendments to Article IX to the extent recommended or approved by five out of seven directors (or as similar a percentage as possible if the board of directors consists of a greater or lesser number of directors).

10.      Provisions of General Application.

                  10.1 Severability. If any of the terms, provisions, or conditions of this Agreement or the application thereof in any circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term, provision, or condition to circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each of the terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  10.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties.

                  10.3 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and the respective successors and permitted assigns of each of them, so long as they hold Shares.

                  10.4 Remedies. The parties stipulate that money damages may not be an adequate remedy for any actual, apparent, or attempted breach of the provisions of this Agreement and that any party may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to remedy or prevent any actual, apparent, or attempted violation of this Agreement.

                  10.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, or by overnight courier, certified, registered, or express mail, postage or fees prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, sent by facsimile transmission or by overnight courier or express mail service or, if mailed, four days after the date of mailing to the address set forth on the signature page hereto. The parties hereto may, by notice given in accordance with this Section, change their addresses and transmission numbers for notices.

                  10.6 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to any choice of law rules that would require or permit the application of the laws of any other jurisdiction.

                  10.7 Descriptive Headings. The subject headings of the sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                  10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.9 Amendments. This Agreement may be amended upon the vote of a majority of the holders of shares of Common Stock and Preferred Stock each voting as a separate class; provided, that no amendment shall adversely affect any person or entity's rights hereunder unless such person or entity has approved such amendment.

                  10.10 Additional Shareholders. Pursuant to Section 1.4 of the Purchase Agreement, at any time on or before May 19, 1999, the Company may sell up to an aggregate of 5,769,231 shares of Preferred Stock (including shares sold on the date hereof) to "New Investors" (as defined in the Purchase Agreement). In addition, the Purchase Agreement provides for the sale by the Company after May 19, 1999 to a New Investor of up to an additional 641,026 shares of Preferred Stock, subject to certain limitations provided in the Purchase Agreement. If a New Investor purchases shares of Preferred Stock as provided in the Purchase Agreement, it shall, as a condition to such purchase, execute and deliver a counterpart of this agreement and thereafter shall be deemed to be a "Shareholder" for all purposes under this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Shareholders Agreement on the date first above written.


                                             SOFTCOM, INC.



                                             By:
                                                 Name:  Chris O'Brien
                                                 Title:  Chief Executive Officer


                                             Buyer:




                                             Address for Notice:

                                             Name:  Kevin O'Brien
                                             Address for Notice:








                                             Name:  Chris O'Brien
                                             Address for Notice:








                                             Name:  David O'Brien
                                             Address for Notice:








                                             Name:  Rory O'Brien
                                             Address for Notice:

                                                        Name: Tanya Agathocleous
                                                        Address for Notice:

                                                                       EXHIBIT E


                         Founder Non-Compete Agreements

                                                                       EXHIBIT E


              CONFIDENTIALITY, INVENTIONS AND NONCOMPETE AGREEMENT

                  CONFIDENTIALITY, INVENTIONS AND NONCOMPETE AGREEMENT (this "Agreement"), dated as of May 14, 1999, made by ____________________________
("Employee") in favor of SoftCom, Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

                  It is recognized by the undersigned Employee that the day-to-day performance of his or her duties while in the employment of the Company is likely to give or require access to confidential Company records and sources of information and to bring him or her into contact with others engaged in confidential work for the Company. It is further recognized by the Employee that by reason of being employed by the Company, he or she may create or develop intellectual property (including inventions, ideas, discoveries, trade secrets and copyrightable works) resulting from or arising out of the work performed by the undersigned within the scope of his or her responsibilities, or with the Company's facilities, equipment or supplies, or in connection with or resulting from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

                  NOW, THEREFORE, in consideration of employment by the Company and of prospective assignments to work on confidential matters which Employee acknowledges is sufficient consideration for this Agreement, Employee agrees to the following continuing obligations:

                           1. Confidentiality. During the period of Employee's
employment with the Company, Employee agrees, except in the course of Employee's duties on behalf of the Company:

                           (a) to keep secret and treat confidentially all
confidential information of the Company pertaining to Company customers and prospective customers, customer requirements, customer financial information, and other such confidential information compiled or maintained internally by the Company concerning its customers and prospective customers; and

                           (b) to keep secret and treat confidentially all
confidential information of the Company pertaining to Company products, costs, marketing plans and contemplated activities, financial matters, research and development, production, engineering, product design, and other such confidential information compiled or maintained internally by the Company concerning its business, operations and activities; by way of illustration, but not limitation, confidential information includes inventions, processes, formulae, data, computer programs (whether in source or object code form) and all information relating to programs now existing or under development, computer program listings, know-how, improvements, discoveries, developments, designs, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, customer and supplier lists and compilations of information. Confidential information does not include information (i) known to the Employee prior to employment by the Company and not used in connection with the Company's business, (ii) received from a third party not in connection with or as a result of, or used in connection with, the undersigned's employment by the Company, or
(iii) which is or becomes generally known to the public (other than through a breach of this agreement or any other obligation of confidentiality to the Company).

                           2. Confidentiality Upon Termination. Upon termination
of Employee's employment with the Company, whether voluntary or involuntary and for whatever reason, Employee agrees:

                           (a) to promptly return to the Company any and all
documents made or obtained by Employee in the course of his or her employment pertaining to or containing any of the confidential information of the Company referred to in Section 1 above; and

                           (b) to keep confidential and to make no written
record of confidential information of the Company referred to in Section 1 above, and to make no use or disclosure thereof.

                           3. Confidential Relationship. Employee acknowledges
that this Agreement provides notice that the Company regards it to be vital to its interest that its confidential information and trade secrets be safeguarded by its employees. Employee understands that this Agreement establishes a confidential relationship between Employee and the Company, and that Employee has a duty under the law not to breach the confidential relationship by using or disclosing Company confidential information and trade secrets. Employee further understands that the Company relies upon Employee honoring such duty of confidence when the Company entrusts Employee with access to Company confidential information and trade secrets.

                  4.       Invention Disclosure and Assignment.

                           4.1 During the period of Employee's employment with
the Company, Employee agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas and discoveries, patentable or unpatentable, trade secrets and copyrightable works) which is made, developed, conceived or reduced to practice by Employee either solely or jointly with others resulting from or arising out of the work performed by Employee, within the scope of his or her responsibilities, or with the Company's facilities, equipment or supplies, or in connection with or which results from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

                           4.2 Upon termination of Employee's employment with
the Company, and for a period of eighteen (18) months after termination, Employee agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas and discoveries, patentable or unpatentable, trade secrets and copyrightable works) which is reduced to practice by Employee either solely or jointly with others, reasonably resulting from the work performed by

Employee during employment by the Company within the scope of his or her responsibilities, or with the Company's facilities, equipment or supplies, or in connection with or which results from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

                  4.3 Employee agrees to hold all such intellectual property described in this Section 4 for the benefit of the Company and not to assign nor attempt to assign any rights therein to anyone other than the Company.

                  4.4 Employee agrees to assign to the Company upon its request and without further compensation all rights, title and interest in such intellectual property described in this Section 4 to which the Company is entitled as set forth in this Section 4, at any time whether during or subsequent to his or her period of said employment. Employee agrees to execute and deliver in a prompt manner all proper documents provided by the Company and presented to Employee including those necessary and attendant to domestic and foreign patent applications including but not limited to divisional, continuation, continuation-in-part, substitute and/or reissue applications, and all other instruments for the perfection of intellectual property rights including related registrations of issued patents, design patent applications and registrations, applications for utility models and industrial models and copyrights, as well as formal assignments thereof. The Company will pay all reasonable out-of-pocket expenses incurred by Employee in perfecting the Company's rights as they relate to assisting the Company in all proper ways in the acquisition and preservation of the fights to such intellectual property as described in this subsection 4.4.

                  4.5 Employee covenants that there are no unpatented inventions, discoveries, ideas or information currently held by Employee which are to be outside the scope of this agreement.

                  5. Non-Competition; Non-Solicitation.

                  5.1 During the period of Employee's employment with the Company and for a period of eighteen (18) months after the termination or expiration thereof for any reason, the Employee will not directly or indirectly:

                           (a) as an individual proprietor, partner,
stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than two percent (2%) of the total outstanding stock of a publicly held company), and in any city, county, state or other geographic area where the Company is then marketing or selling its products or providing services, engage in the business of developing, producing, marketing or selling products or providing services of the kind or type developed or being developed, produced, marketed, sold or provided by the Company while Employee was employed by the Company; or

                           (b) recruit, solicit, hire or induce, or attempt to
recruit, solicit, hire or induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                           (c) solicit, divert or take away, or attempt to
solicit, divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contracted, solicited or served by the Employee while employed by the Company.

                  5.2 If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  5.3 The restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company and are considered by Employee to be reasonable for such purpose. In addition, Employee acknowledges that Employee's education, background, skills, and experience are such that the enforcement of the restrictions in this Section 5 will not unreasonably interfere with Employee's ability to earn a living.

                  6. Miscellaneous. (a) All of the covenants and provisions herein contained are severable; in the event that any of said covenants or provisions shall be held by any court of competent jurisdiction to be invalid or unenforceable, this agreement shall be construed as if any such invalid or unenforceable covenant or provision were not herein contained. In addition to any other available remedies in enforcing this agreement, the Company shall be entitled to injunctive relief. No delay or omission by the Company in exercising any right under this agreement shall operate as a waiver of that or any other right. A written waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                           (b) This Agreement shall be governed by and construed
in accordance with the laws of the State of New York. Employee agrees that notwithstanding Employee's place of residence at the time of or subsequent to any breach by undersigned of this agreement, that he or she shall be subject to suit in the New York State or Federal court located in or having jurisdiction over agreements entered into in New York County, New York.

                  IN WITNESS WHEREOF, the undersigned has executed this Confidentiality, Inventions and Noncompete Agreement as of the day and year first above written.

                                             Employee:


                                             ----------------------------------

                                                                       EXHIBIT F

                              Amendment to By-laws

                                                                       EXHIBIT F
                          AMENDMENTS TO THE BY-LAWS OF
                   SOFTCOM, INC. EFFECTIVE AS OF MAY 14, 1999


1. Article III, Section 8 of the By-laws is hereby amended by deleting the word "of" after the word "meetings" in the first line thereof.

2. Article III, Section 8 of the By-laws is hereby further amended by adding at the end of the first sentence thereof the following:

                  "or by another Article or Section of these by-laws."

3. Article VI, Section 4 of the By-laws is hereby amended by deleting everything after the first sentence thereof.

4. The By-laws are hereby amended by adding a new Article IX at the end thereof as follows:


                                   ARTICLE IX

                     SUPER MAJORITY BOARD VOTING; APPROVAL

Section 1. Notwithstanding anything to the contrary contained elsewhere in these by-laws, the following actions may only be taken by the corporation if approved by five out of seven directors (or as similar a percentage as possible if the board of directors consists of a greater or lesser number of directors) at a meeting of directors held pursuant to the other provisions of these by-laws:

         (a) approval and adoption of the annual budget of the corporation;

         (b) any change (including any termination, replacement or creation of a new position) in senior management of the corporation, involving the office of the President, any Vice President, the Treasurer or Secretary of the Corporation;

         (c) any sale or other issuance of any debt securities by the corporation;

         (d) any transaction or series of related transactions, outside the ordinary course of the corporation's business, resulting in obligations of $50,000 with the same party or group of related or affiliated parties (whether or not part of any approved budget);

         (e) any issuance of any of the corporation's capital stock at a price below the fair market value of such capital stock on the date of such issuance (as such fair market value is determined, in good faith, by the directors);

         (f) increasing the size of the board of directors to a number greater than seven;

         (g) any offer or issuance of securities of the corporation pursuant to a public offering;

         (h) any transaction with any party or entity related to or affiliated with any member of the corporation's board of directors;

         (i) any adoption of, or reservation of shares for awards under any new stock option or other stock-based incentive plan (not in existence or awarded as of May 14, 1999);

         (j) prepayment of any amount of that certain Promissory Note, dated May 14, 1999, made by the Corporation in favor of Kevin O'Brien (the "O'Brien Note");

         (k) calculation of reserves from excess cash derived from operations held by the Corporation for purposes of payments on the O'Brien Note and payments of deferred compensation owed to Kevin O'Brien and Chris O'Brien; and

         (l) any amendment to this Section 1 of this Article IX.

Section 2. Notwithstanding anything to the contrary contained elsewhere in these by-laws, and in addition to the restrictions set forth in Section 1 of this
Article IX, any transaction or series of related transactions, outside the ordinary course of the corporation's business, resulting in obligations to one party (or a group of related or affiliated parties) of $25,000 or more shall be required to be approved by the President or Chief Executive Officer, the Chairman of the board of directors and the Chief Technology Officer (to the extent such positions then exist).

                                                                       EXHIBIT G

                        Preferred Stock Purchase Warrant

                                                                       EXHIBIT G

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE
ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES OR BLUE SKY
LAWS. NO SALE OR DISTRIBUTION HEREOF OR THEREOF MAY BE EFFECTED
WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN
OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH
REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED.
--------------------------------------------------------------------------------


Warrant No. W-1                                   Date of Issuance: May 14, 1999

                                  SOFTCOM, INC.

                        Preferred Stock Purchase Warrant

         SoftCom, Inc. (the "Company"), for value received, hereby certifies that ___________________________, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below) upon surrender of this warrant up to ________ shares (subject to adjustment as described herein) of Series A Convertible Preferred Stock of the Company ("Preferred Stock"), at an exercise price per share equal to $.39. The shares of Preferred Stock purchasable upon exercise of this Warrant, and the purchase price per share shall be adjusted from time to time pursuant to the provisions of this Warrant and are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

         1. Exercise.

            1.1 Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or other immediately available funds.

            1.2 Net Issue Exercise. In lieu of exercising this Warrant in the manner provided above in Section 1.1, the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

         X= Y(A-B)
            ------
               A

Where    X= The number of shares of Warrant Stock to be issued to the Registered
            Holder.

         Y= The number of shares of Warrant Stock purchasable under this Warrant
            (at the date of such calculation).

         A= The fair market value of one share of Warrant Stock (at the date of such calculation).

         B= The Purchase Price (as adjusted to the date of such calculation).

         (a) For purposes of this Section 1.2, the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

             (i) if the exercise is in connection with an initial public offering of the Company's common stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (A) the initial "Price to Public" specified in the final prospectus with respect to the offering and (B) the number of shares of Preferred Stock into which each share of Warrant Stock is convertible at the date of calculation; and

             (ii) if (i) above is not applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

             1.3 Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided above. At such time, the person or persons in whose name or names any certificate(s) for Warrant Stock shall be issuable upon such exercise as provided in Section 1.4 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

             1.4 Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within fifteen (15) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                 (a) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled; and

                 (b) in case such exercise is in part only, a new warrant (dated the date hereof) of like tenor for the remaining Warrant Stock not so purchased.

         2. Adjustments

            2.1 Redemption or Conversion of Preferred Stock. If all of the Preferred Stock underlying this Warrant shall become converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing
(a) the aggregate Purchase Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by
(b) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

            2.2 Stock Splits and Dividends. If outstanding shares of the Company's Preferred Stock or Common Stock (depending on the class of stock for which this warrant is then exercisable) shall be subdivided into a greater number of shares or a dividend in Preferred Stock or Common Stock, as applicable, shall be paid in respect of Preferred Stock or Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Preferred Stock or Common Stock, as applicable, shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (a) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (b) the Purchase Price in effect immediately after such adjustment.

            2.3 Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 2.

            2.4 Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth
(a) a brief statement of the facts requiring such adjustment, (b) the Purchase Price after such adjustment and (c) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

         3. Transfers.

            3.1 Unregistered Security. Each Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and each Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Federal or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

            3.2 Transferability. Subject to the provisions of Section 3.1 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment at the principal office of the Company.

            3.3 Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

         4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         5. Termination. This Warrant (and the right to purchase Warrant Stock upon exercise hereof) shall terminate, to the extent then unexercised, upon the date five (5) years after the date of issuance of this Warrant (the "Expiration Date").

         6. Notices of Certain Transactions. In case:

            6.1 the Company shall take a record of the holders of its Preferred Stock or Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            6.2 of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

            6.3 of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

            6.4 of any automatic conversion of the Preferred Stock into Common Stock of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock or Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

         7. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of any indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         10. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and
(b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

         11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         12. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock received on the date of exercise, as determined in good faith by the Company's Board of Directors.

         13. Amendment or Waiver. Any term of this Warrant may be amended or waived only in a written instrument executed by the Company and the Registered Holder.

         14. Headings. The headings in this Warrant are for purposes or reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         15. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the undersigned has executed this Preferred Stock Purchase Warrant on the date first above written.


                                  SOFTCOM, INC.


                                  By:  ______________________________________
                                       Name:  Chris O'Brien
                                       Title: Chief Executive Officer

                                                                       EXHIBIT A

                                  PURCHASE FORM

                                                        Dated: _________________

To:      SoftCom, Inc.

         The undersigned, pursuant to the provisions set forth in the attached Warrant No. __, hereby irrevocably elects to purchase shares of the Preferred Stock or Common Stock covered by such Warrant and herewith makes payment of $______, representing the full purchase price for such shares at the price per share provided for in such Warrant.

         The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 2.2 of the Preferred Stock Purchase Agreement, dated as of May __, 1999, between SoftCom, Inc. and the other investors signatures thereto (the "Purchase Agreement"), and by its signature below hereby makes such representations and warranties to the Company, effective as of the date written above. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement provided that the term "Buyer" shall refer to the undersigned and the term "Shares" shall refer to the Warrant Stock received upon exercise of the Warrant.

                                     Signature:  _______________________________

                                     Name (print):  ____________________________

                                     Title (if applicable):  ___________________

                                     Company (if applicable):  _________________